Exhibit 99.1

Sybase Reports Record Second Quarter Results

Total Revenue Up 9%, Mobile Software License Up 12%, Messaging Revenue Up 24%

GAAP Net Income Up 20%

DUBLIN, Calif.--(BUSINESS WIRE)--July 19, 2010--Sybase, Inc. (NYSE: SY), an industry leader in enterprise and mobile software, today reported financial results for the second quarter ended June 30, 2010.

Highlights

  Historical second quarter records achieved in total revenue, operating income, operating margin, net income, and EPS
  Total revenue up 9% year over year
  Mobile software license revenue increased 12%
  Messaging revenue increased 24%
  GAAP operating income up 17% to $74.3 million, representing operating margin of 25%
  Non-GAAP operating income up 17% to $91.2 million, representing operating margin of 30%
  GAAP EPS up 19% to $0.51; non-GAAP EPS up 18% to $0.66

2010 Second Quarter Results

Total revenue for the second quarter of 2010 grew 9% to $302.0 million, compared to $278.0 million in the second quarter of 2009. License revenue grew 6% to $100.1 million, compared to $94.1 million in the second quarter of 2009. Services revenue grew 5% to $147.2 million, and messaging revenue grew 24% to $54.8 million in the second quarter of 2010.

Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the second quarter increased 17% year over year to $74.3 million, representing an operating margin of 25%.

For the quarter, GAAP net income grew 20% year over year to $45.3 million. GAAP earnings per diluted share (EPS) grew 19% year over year to $0.51.

Non-GAAP operating income for the second quarter of 2010 increased 17% year over year to $91.2 million, representing a 30% operating margin.

Non-GAAP net income for the second quarter grew 20% year over year to $59.1 million. Non-GAAP EPS grew 18% year over year to $0.66.

Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, restructuring costs, charges related to the impairment of auction rate securities, imputed interest related to our convertible debt, gains or losses on assets held for employees in a deferred compensation plan, transaction costs relating to the pending tender offer from a subsidiary of SAP America, Inc. to purchase all of our outstanding stock, and the tax effect of these and related items.

Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the second quarter of 2010 and the comparable prior-year period.

"We are very pleased to deliver another record quarter, including historical second-quarter highs in revenue, operating margins, and earnings,” stated Chairman, CEO and President of Sybase John Chen.

“Our consistently strong financial performance demonstrates Sybase’s market leadership, validates our Unwired Enterprise vision, and reflects the compelling market opportunities that exist in enterprise mobility and analytics.”

“Our success would not have been possible without the hard work from Sybase employees, the trusted relationships with customers and partners, and the support of the financial community. We are proud of the ongoing product innovation delivered to customers and the long-term value delivered to our shareholders. We thank all of our stakeholders for their dedication and commitment to Sybase,” concluded Mr. Chen.

Pending Tender Offer

In light of the pending tender offer from Sheffield Acquisition Corp., a wholly owned subsidiary of SAP America, Inc., to purchase all of Sybase's common stock for $65 per share, the company will not hold a conference call to discuss the second quarter results.

About Sybase, Inc.

Sybase is an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information. We are recognized globally as the performance leader, proven in the most data-intensive industries and across all systems, networks and devices. Our information management, analytics and enterprise mobility solutions have powered the world’s most mission-critical systems in financial services, telecommunications, manufacturing and government. For more information, visit http://www.sybase.com. Read Sybase blogs: http://blogs.sybase.com.

Note Regarding Non-GAAP Financial Measures

In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP net income per diluted share.” These items, which are collectively referred to as “Non-GAAP Measures,” exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs, non-cash charges related to the impairment of auction rate securities (“ARS”), the imputed interest expense on our convertible notes, gains or losses on assets held for employees in a deferred compensation plan, transaction costs relating to the pending tender offer from a subsidiary of SAP America, Inc. to purchase all of our outstanding stock (“Tender Offer costs”), and the tax effect of these and related items. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges, impairment charges to our ARS, the imputed interest expense on our convertible notes, Tender Offer costs, and gains or losses on assets held for employees in a deferred compensation plan are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, impairment charges to ARS, imputed interest expense, restructuring costs, gains or losses on assets held for employees in a deferred compensation plan and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets, acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges, amortization of acquisition-related intangible assets, and write-downs to ARS, the imputed interest expense on our convertible notes, Tender Offer costs, and gains or losses on assets held for employees in a deferred compensation plan, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.

The liquidity and fair value of our investments in marketable securities, including auction rate securities, have been negatively impacted by the uncertainty in the credit markets and failed auctions due to a lack of marketability of these securities. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these unique charges provides investors an enhanced view of our operations and facilitates comparisons with the results of other periods.

In 2009, GAAP changed to require that issuers of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on our $460 million of 1.75% convertible subordinated notes that were issued in a private placement in February 2005 and on our $400 million 3.5% convertible senior notes that were issued in a private placement in August 2009, the “imputed interest expense.” The imputed interest expense is excluded from management’s assessment of our operating performance because management believes that this is not indicative of our ongoing business operations. We believe that the exclusion of the imputed interest expense provides investors an enhanced view of our operational performance and will facilitate the comparisons of future reported results with results from periods prior to the GAAP requirement to recognize imputed interest expense.

We maintain a rabbi trust for our deferred compensation plan that was established to allow certain employees the opportunity to defer the receipt of compensation. Plan participants elect to defer a portion of their compensation and these amounts are deemed invested in investment options that mirror the participants’ 401(k) plan investment elections. The rabbi trust for the deferred compensation plan is structured in accordance with IRS guidelines and the assets in the trust are subject to the claims of our general creditors. The gains and losses on assets in the deferred compensation plan are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these gains and losses provides investors an enhanced view of our operational performance and these gains and losses are unrelated to operational performance in any particular period.

Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses, restructuring costs, and other expense and income items described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

  These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.
  The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:

Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.

Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.

Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.

While the interest imputed on our convertible notes does not directly impact our current cash position, such expense recognizes the deemed economic value of the conversion feature associated with the notes. The expense associated with this deemed economic value is excluded from our non-GAAP measures and, therefore, non-GAAP measures do not reflect a deemed expense associated with our convertible notes.

  Excluded expenses for stock-based compensation, amortization of acquisition-related intangible assets, imputed interest on our convertible debt, and gains and losses on assets in our deferred compensation plan will continue to recur and impact the Company’s GAAP results. While restructuring costs and Tender Offer costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

The company adjusts for these limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2010	2009	2010	2009

Revenues:
License fees	$100,067	$94,126	$198,618	$183,402
Services	147,191	139,587	289,578	274,561
Messaging	54,791	44,243	107,806	87,507

Total revenues	302,049	277,956	596,002	545,470

Costs and expenses:
Cost of license fees	15,901	14,184	29,056	26,465
Cost of services	38,584	38,837	75,042	75,666
Cost of messaging	38,131	27,611	74,704	54,584
Sales and marketing	65,216	62,278	126,569	126,492
Product development and engineering	31,176	35,935	67,633	70,679
General and administrative	34,947	32,092	67,129	63,954
Amortization of other purchased intangibles	3,780	3,756	7,478	7,479
Cost of restructure	11	11	16	1

Total costs and expenses	227,746	214,704	447,627	425,320

Operating income	74,303	63,252	148,375	120,150

Interest income and expense and other, net	(7,798)	(3,684)	(17,364)	(10,788)

Total other-than-temporary impairment losses	-	-	(366)	(1,798)
Losses recognized in (reclassified from) other comprehensive income	(36)	(388)	311	(388)
Total other-than-temporary impairment losses recognized in earnings	(36)	(388)	(55)	(2,186)

Income before income taxes	66,469	59,180	130,956	107,176

Provision for income taxes	21,148	21,548	45,762	41,443

Net income	$45,321	$37,632	$85,194	$65,733

Less: Net income attributable to the noncontrolling interest	63	40	80	56

Net income attributable to Sybase, Inc.	$45,258	$37,592	$85,114	$65,677

Basic net income per share attributable to Sybase, Inc. common stockholders	$0.53	$0.46	$1.02	$0.81

Shares used in computing basic net income per share attributable to Sybase, Inc. common stockholders	84,432	80,585	82,579	80,197

Diluted net income per share attributable to Sybase, Inc. common stockholders	$0.51	$0.43	$0.96	$0.76

Shares used in computing diluted net income per share attributable to Sybase, Inc. common stockholders	88,803	87,570	87,339	86,052

(1) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS
The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results
(in 000s except per share amounts):
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating Income

GAAP operating income	74,303	63,252	148,375	120,150
Plus:
Amortization of acquisition-related intangible assets	7,019	6,917	14,000	13,840
Stock-based compensation expense	6,209	6,679	12,979	12,429
Cost of restructure	11	11	16	1
Change in value of assets in deferred compensation plan	(1,221)	1,391	(656)	692
Merger related costs	4,885	-	4,885	-

Non-GAAP operating income	$91,206	$78,250	$179,599	$147,112

Net Income Attributable to Sybase, Inc.

GAAP net income attributable to Sybase, Inc.	45,258	37,592	85,114	65,677
Plus:
Amortization of acquisition-related intangible assets	7,019	6,917	14,000	13,840
Stock-based compensation expense	6,209	6,679	12,979	12,429
Cost of restructure	11	11	16	1
Merger related costs	4,885	-	4,885	-
Impairment loss on auction rate securities	36	388	55	2,186
Imputed interest expense for convertible notes	3,244	4,737	8,918	9,257
Less:
Incremental income taxes associated with certain Non-GAAP items	(7,514)	(6,966)	(14,328)	(12,913)

Non-GAAP net income attributable to Sybase, Inc.	$59,148	$49,358	$111,639	$90,477

Net Income Per Diluted Share

GAAP net income per diluted share (1)	$0.51	$0.43	$0.96	$0.76
Plus:
Amortization of acquisition-related intangible assets	0.08	0.08	0.16	0.16
Stock-based compensation expense	0.07	0.08	0.15	0.14
Cost of restructure	0.00	0.00	0.00	0.00
Merger related costs	0.06	-	0.06	-
Impairment loss on auction rate securities	0.00	0.00	0.00	0.03
Imputed interest expense for convertible notes	0.04	0.05	0.10	0.11
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.08)	(0.08)	(0.16)	(0.15)

Non-GAAP net income per diluted share (1)	$0.66	$0.56	$1.26	$1.04

Shares used in computing diluted net income per share (1)	88,803	87,570	87,339	86,052

CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE
The following table shows the classification of stock-based compensation expense (in 000s):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Cost of services	330	430	696	772
Cost of messaging	127	153	269	291
Sales and marketing	1,062	1,668	2,474	3,068
Product development and engineering	802	895	1,631	1,613
General and administrative	3,888	3,533	7,909	6,685

Total	$6,209	$6,679	$12,979	$12,429

CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES

The following table shows the classification of amortization of purchased intangibles expense (in 000s):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Cost of license fees	2,074	2,022	4,139	4,110
Cost of messaging	1,165	1,139	2,383	2,251
Amortization of other purchased intangibles	3,780	3,756	7,478	7,479

Total	$7,019	$6,917	$14,000	$13,840

(1) The Company has applied FSP EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" to its historical and current EPS calculations. The EPS numbers shown reflect the two-class method mandated by the guidance for calculating EPS, which adjusts both income and shares used for computing EPS.

CONTACT:
For Financial Inquiries:
Sybase Investor Relations
Charlie Chen, 925-236-6015
charlie@sybase.com
Lynne Farris, 925-236-8797
lynne.farris@sybase.com
or
For Press Inquiries:
Sybase Public Relations
Crystal Lu, 925-236-6431
crystal.lu@sybase.com